Exhibit 99.1

PMC-Sierra Reports Second Quarter 2008 Results

Second Quarter Revenue Increases 12% Sequentially and More Than 33% Year-over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--PMC-Sierra, Inc. (Nasdaq:PMCS):

--	Q2 Net Revenues:	$ 139.8 million
--	Q2 Non-GAAP Net Income:	$ 29.7 million or $0.13 per share (diluted)
--	Q2 GAAP Net Income:	$ 137.2 million or $0.61 per share (diluted)

PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the second quarter ended June 29, 2008.

Net revenues in the second quarter of 2008 were $139.8 million, an increase of 33.6% compared with the second quarter of 2007 and 11.8% higher than the $125.0 million in the first quarter of 2008.

Net income in the second quarter of 2008 on a GAAP basis was $137.2 million (GAAP diluted earnings per share of $0.61) compared with a GAAP net loss in the first quarter of 2008 of $22.7 million (GAAP basic and diluted loss per share of $0.10). Non-GAAP net income in the second quarter of 2008 was $29.7 million (non-GAAP diluted earnings per share of $0.13) compared with non-GAAP net income of $23.5 million (non-GAAP diluted earnings per share of $0.11) in the first quarter of 2008.

Non-GAAP net income in the second quarter of 2008 excludes $124.3 million related to an adjustment to the accrual for unrecognized tax benefits. During the second quarter, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits. As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits. The non-GAAP net income for the second quarter of 2008 also excludes the following items: (i) $7.4 million in stock-based compensation expense; (ii) $9.8 million amortization of purchased intangible assets; (iii) $0.1 million in restructuring related to severance; (iv) $0.8 million foreign exchange loss on the Company’s liability for unrecognized tax benefits; and (v) $1.3 million income tax effect of these non-GAAP adjustments.

For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

“In the second quarter, we experienced strong demand for our fiber to the home products in Asia as well as growth in our wireline infrastructure products,” said Greg Lang, president and chief executive officer of PMC-Sierra. “We are very focused on product execution in the second half of the year to further penetrate the enterprise storage and communications markets.”

The Company made the following product announcements in Q2 2008:

  PMC-Sierra announced the industry’s first demonstration of 10Gbit/s IEEE 802.3av EPON for next-generation fiber to the home deployments. The demonstration, which includes the PAS8001 for 10G Optical Line Terminals and the PAS9001 for 10G Optical Network Units, was conducted at OptiNet China, in Beijing. The reference designs integrate all the functionality required from an OLT and ONU running at 10Gbit/s and leverage our market-leading EPON capabilities while reducing our OEM customers’ time to market.
  We announced successful interoperability between PMC-Sierra’s end-to-end 6Gbit/s SAS chipsets and Hitachi Global Storage Technologies’ 6Gbit/s SAS prototype hard disk drives (HDDs) and Seagate Technology’s early development 6Gbit/s SAS HDDs.
  At Storage Networking World Spring, we announced the SXP 24x6GSec and SXP 36x6GSec SAS-2 expander embedded switches that significantly improve performance, manageability and security in enterprise storage applications. PMC-Sierra now provides the first end-to-end chipset solutions for 6Gbit/s SAS/SATA enterprise storage systems and server RAID.

Second Quarter 2008 Conference Call

Management will review the second quarter 2008 results and provide guidance for the third quarter of 2008 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 17, 2008. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-642-5212 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 9648731. A replay of the webcast will be available for five business days.

Third Quarter 2008 Conference Call

PMC-Sierra is planning on releasing its results for the third quarter of 2008 on October 16, 2008. A conference call will be held on the day of the release to review the quarter and provide an outlook for the fourth quarter of 2008.

Safe Harbor Statement

PMC-Sierra’s forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company’s SEC filings describe more fully the risks associated with the Company’s business including PMC-Sierra’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and other items such as foreign exchange rates. The Company does not undertake any obligation to update the forward-looking statements.

About PMC-Sierra

PMC-Sierra® is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers, and fiber access gateway equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2008. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMCS and “Enabling connectivity. Empowering people.” are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)
	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2008	2008	2007	2008	2007

Net revenues	$139,839	$125,040	$104,692	$264,879	$208,357
Cost of revenues	49,073	43,306	37,650	92,379	75,221
Gross profit	90,766	81,734	67,042	172,500	133,136

Other costs and expenses:
Research and development	39,995	37,310	41,635	77,305	86,159
Selling, general and administrative	24,180	24,209	25,171	48,389	51,869
Amortization of purchased intangible assets	9,836	9,836	9,836	19,672	19,671
Restructuring costs and other charges	157	887	3,786	1,044	10,680
Income (loss) from operations	16,598	9,492	(13,386)	26,090	(35,243)

Other income (expense):
Interest income, net	1,387	2,234	2,472	3,621	4,309
Foreign exchange gain (loss)	(1,066)	3,158	(7,926)	2,092	(8,922)
Amortization of debt issue costs	(136)	(207)	(242)	(343)	(484)
Gain on repurchase of Senior convertible notes, net	-	1,351	-	1,351	-
Income (loss) before recovery of (provision for) income taxes	16,783	16,028	(19,082)	32,811	(40,340)

Recovery of (provision for) income taxes	120,397	(38,686)	(3,177)	81,711	2,258
Net income (loss)	$137,180	$(22,658)	$(22,259)	$114,522	$(38,082)

Net income (loss) per common share - basic	$0.62	$(0.10)	$(0.10)	$0.52	$(0.18)
Net income (loss) per common share - diluted	$0.61	$(0.10)	$(0.10)	$0.51	$(0.18)

Shares used in per share calculation - basic	221,008	219,931	215,688	220,470	214,785
Shares used in per share calculation - diluted	224,984	219,931	215,688	222,966	214,785

As a supplement to the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for net income and net income per share in its press release.

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used for planning and forecasting of the Company’s future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Reconciliation of GAAP net income (loss) to Non-GAAP net income
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2008 (1)	2008 (2)	2007 (3)	2008 (4)	2007 (5)

GAAP net income (loss)	$137,180	$(22,658)	$(22,259)	$114,522	$(38,082)

Included in cost of revenues:
Stock-based compensation	410	315	532	725	1,049
Included in other costs and expenses:
Stock-based compensation	6,946	6,691	9,112	13,637	18,012
Reversal of accrual for employee-related taxes	-	-	(2,212)	-	(2,212)
Amortization of intangible assets	9,836	9,836	9,836	19,672	19,671
Restructuring costs and other charges	157	887	3,786	1,044	10,680

Included in other income (expense):
Gain on repurchase of Senior convertible notes, net	-	(1,351)	-	(1,351)	-
Foreign exchange (gain) loss on foreign tax liabilities	765	(3,605)	8,307	(2,840)	9,286

Included in provision for income taxes:
Recovery of prior year income taxes	-	-	-	-	(4,000)
Settlement of (provision for) foreign tax matters	(124,274)	32,583	-	(91,691)	-
Income tax effect of non-GAAP items above	(1,310)	825	261	(485)	(2,641)
Non-GAAP net income	$29,710	$23,523	$7,363	$53,233	$11,763

Non-GAAP net income per share - basic	$0.13	$0.11	$0.03	$0.24	$0.05
Non-GAAP net income per share - diluted	$0.13	$0.11	$0.03	$0.24	$0.05

Shares used to calculate non-GAAP net income per share - basic	221,008	219,931	215,688	220,470	214,785
Shares used to calculate non-GAAP net income per share - diluted	224,984	220,948	218,077	222,966	216,731

Non-GAAP adjustments

(1) $7.4 million stock based compensation expense; $9.8 million amortization of purchased intangible assets; $0.1 million in restructuring related to severance; $0.8 million foreign exchange loss on the Company’s liability for unrecognized tax benefits; $124.3 million related to an adjustment to the accrual for unrecognized tax benefits; and $1.3 million income tax effect related to the non-GAAP adjustments above.

During the second quarter, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits. As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

(2) $7.0 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $0.9 million restructuring, including $0.3 million for severance and $0.6 million for excess facilities; $1.4 million net gain on the repurchase of Senior convertible notes; $3.6 million foreign exchange gain on a foreign tax liability and related cash held for settlement of this liability; $30.3 million related to FIN 48 items arising in prior years and related interest; $2.3 million tax impact related to repatriation of earnings from a foreign jurisdiction; and $0.8 million income tax effect related to the non-GAAP adjustments above.

(3) $9.6 million stock based compensation expense; $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction; $9.8 million amortization of purchased intangible assets; $3.8 million in restructuring, including $3.6 million related to severance, and $0.2 million related to asset write-downs; $8.3 million foreign exchange loss on foreign tax liabilities and related cash held for settlement of this liability; and $0.3 million income tax effect of the non-GAAP adjustments above.

(4) $14.4 million stock-based compensation expense; $19.7 million amortization of purchased intangible assets; $1.0 million restructuring including $0.4 million for severance and $0.6 million for excess facilities; $1.4 million net gain on the repurchase of Senior convertible notes; $2.8 million foreign exchange gain on foreign tax liabilities and cash held for settlement of this liability; $91.7 million related to the net adjustment to the accrual for unrecognized tax benefits; and $0.5 million income tax effect related to the non-GAAP adjustments above.

During the second quarter, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits. As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

(5) $19.1 million stock-based compensation expense; $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction; $19.7 million amortization of purchased intangible assets; $10.7 million restructuring costs including, $8.1 million additional severance, $0.6 million writedown of assets and $2.0 million provision for excess facilities; $9.3 million foreign exchange loss on liability for unrecognized tax benefits; $4.0 million additional recovery of prior years’ income taxes; and $2.6 million income tax effect of non-GAAP adjustments.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 29,	December 30,
	2008	2007

ASSETS:
Current assets:
Cash and cash equivalents	$322,274	$364,922
Accounts receivable, net	45,042	39,362
Inventories, net	37,895	34,246
Prepaid expenses and other current assets	18,143	16,266
Income tax receivable	-	2,365
Total current assets	423,354	457,161

Goodwill	396,144	398,418
Intangible assets, net	174,520	187,126
Property and equipment, net	17,329	18,725
Investments and other assets	6,455	10,747
Deposits for wafer fabrication capacity	5,145	5,145
Deferred tax assets	9,655	54,676
	$1,032,602	$1,131,998

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$21,344	$24,011
Accrued liabilities	57,391	53,617
Income taxes payable	18,857	-
Deferred income taxes	2,042	2,787
Liability for unrecognized tax benefit	27,286	71,586
Accrued restructuring costs	8,450	10,911
Deferred income	14,465	13,674
Total current liabilities	149,835	176,586

Long-term obligations	503	958
2.25% Senior convertible notes due October 15, 2025	127,000	225,000
Deferred income taxes	15,992	23,023
Liability for unrecognized tax benefit	5,753	107,764

PMC special shares convertible into 2,045 (2007 - 2,065) shares of common stock	2,655	2,671

Stockholders' equity
Common stock and additional paid in capital	1,417,620	1,395,183
Accumulated other comprehensive income (loss)	(654)	1,437
Accumulated deficit	(686,102)	(800,624)
Total stockholders' equity	730,864	595,996
	$1,032,602	$1,131,998

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended

	June 29,	July 1,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$114,522	$(38,082)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	14,362	19,062
Depreciation and amortization	27,597	29,068
Foreign exchange (gain) loss on tax liability, net	(2,527)	9,286
Gain on repurchase of Senior convertible notes, net	(1,351)	-
(Gain) loss on disposal of property and equipment	(32)	490
Changes in operating assets and liabilities:
Accounts receivable	(5,680)	438
Inventories	(3,472)	5,994
Prepaid expenses and other current assets	895	478
Accounts payable and accrued liabilities	(6,101)	410
Deferred income taxes and income taxes payable	(83,402)	2,269
Accrued restructuring costs	(2,461)	2,406
Deferred income	791	4,127
Net cash provided by operating activities	53,141	35,946

Cash flows from investing activities:
Purchases of property and equipment	(3,369)	(4,436)
Purchases of intangible assets	(4,330)	(5,759)
Net cash used in investing activities	(7,699)	(10,195)

Cash flows from financing activity:
Repurchase of Senior convertible notes	(95,491)	-
Proceeds from issuance of common stock	8,059	13,609
Net cash provided by (used in) financing activity	(87,432)	13,609

Effect of exchange rate changes on cash and cash equivalents	(658)	-
Net (decrease) increase in cash and cash equivalents	(42,648)	39,360
Cash and cash equivalents, beginning of the period	364,922	258,914
Cash and cash equivalents, end of the period	$322,274	$298,274

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
or
VP Marketing Communications
David Climie, 1-408-988-8276
or
Sr Manager, Communications
Susan Shaw, 1-408-988-8515